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                                                                    Exhibit 23.4

RP FINANCIAL, LC.
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Financial Services Industry Consultants


                                                December 10, 1997



Board of Directors
Heritage Federal Savings and Loan Association
201 West Main Street
Laurens, South Carolina 29360

Gentlemen:

     We hereby consent to the use of our firm's name incorporated by reference in the Form S-1 Registration Statement for Heritage Bancorp, Inc. and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights incorporated by reference in such filing.

                                                Very truly yours,

                                                RP FINANCIAL, LC.

                                                /s/ James J. Oren

                                                James J. Oren
                                                Vice President

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